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Exhibit 23.2

Consent of PricewaterhouseCoopers LLP



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-89218) and in the Registration Statement on Form S-8 (No. 33-59870-S) of Integrated Security Systems, Inc. of our report dated August 26, 1998, except as to the last sentence in Note 4 and the first sentence in Note 11 which are as of October 12, 1998, and as to the last paragraph of Note 11 which is as of October 13, 1999, appearing on page 13 in this Form 10-KSB.



PRICEWATERHOUSECOOPERS LLP

Dallas, Texas
October 13, 1999